Exhibit 99.1

(1)         The shares of common stock, par value $0.01 per share (the “Common Stock”), of PlayAGS, Inc. (the “Issuer”) reported as beneficially owned are held of record by Apollo Gaming Holdings, L.P. (“Holdings”).  All of the shares held by Holdings are subject to an irrevocable proxy granted by Holdings to AP Gaming VoteCo, LLC (“VoteCo”) pursuant to the Irrevocable Proxy and Power of Attorney dated as of January 29, 2018 (the “Irrevocable Proxy”), irrevocably constituting and appointing VoteCo, with full power of substitution, the true and lawful proxy and attorney-in-fact of Holdings to: (i) vote all of the shares of the Issuer’s Common Stock held by Holdings at any meeting (and any adjournment or postponement thereof) of the Issuer’s stockholders, and in connection with any written consent of the Issuer’s stockholders, and (ii) direct and effect the sale, transfer or other disposition of all or any part of the shares of the Issuer’s Common Stock held by Holdings, if, as and when so determined in the sole discretion of VoteCo.  The Irrevocable Proxy will terminate with respect to any shares of the Issuer’s Common Stock that are sold, transferred or otherwise disposed of by VoteCo at the time of the sale, transfer or other disposition of the shares.

On March 1, 2019, Marc J. Rowan resigned as a member of VoteCo and agreed to transfer all of his membership interests in VoteCo to David Sambur.  This transfer will become effective upon receipt of all necessary regulatory approvals from the Nevada gaming regulators.  VoteCo is currently managed by Mr. Sambur, subject to the right of Eric Press, a senior partner at Apollo Global Management, Inc., to assume joint control of management of VoteCo with Mr. Sambur upon written notice to VoteCo and its member(s).  Accordingly, Mr. Sambur and Mr. Press may be deemed to share voting and dispositive control, and beneficial ownership, with each other and with VoteCo with respect to shares of the Issuer’s Common Stock subject to the Irrevocable Proxy.

Apollo Gaming Holdings GP, LLC (“Holdings GP”) is the general partner of Holdings.  Apollo Management VIII, L.P. (“Management VIII”) is the manager of Holdings GP and of Apollo Investment Fund VIII, L.P. (“AIF VIII”).  AIF VIII is a member of Holdings GP, and as such has the right to direct Management VIII in its management of Holdings GP, and is also a limited partner of Holdings.  AIF VIII Management, LLC (“AIF VIII LLC”) is the general partner of Management VIII.  Apollo Management, L.P. (“Apollo Management”) is the sole member-manager of AIF VIII LLC, and Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management.  Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP.  Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings.  Leon Black, Joshua Harris and Mr. Rowan are the managers, as well as executive officers, of Management Holdings GP.  Due to the Irrevocable Proxy, none of Holdings, Holdings GP, Management VIII, AFI VIII, AIF VIII LLC, Apollo Management, Management GP, Management Holdings or Management Holdings GP are deemed to beneficially own the shares of the Issuer’s Common Stock held by Holdings and therefore none of such persons are included as reporting persons in this Form 4.

VoteCo and each of Messrs. Black, Harris, Rowan, Press and Sambur disclaims beneficial ownership of any shares of the Issuer’s Common Stock that are beneficially owned by VoteCo, or directly held of record by Holdings, in each case except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such entity or person is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The address of VoteCo is 5475 S. Decatur Blvd., Las Vegas, Nevada 89118. The address of Messrs. Rowan, Press and Sambur is c/o Apollo Management, L.P., 9 West 57th Street, 43rd Floor, New York, New York 10019.